                                      LEASE

      1. Parties. THIS LEASE (the "Lease") dated Oct. 15, 1986, is entered into by and between Hacienda Investment Company, a Wisconsin general partnership ("Landlord"), whose address is 180 North Executive Drive, Brookfield, Wisconsin 53005, and Payco American Corporation, a Delaware corporation ("Tenant"), whose address is 180 North Executive Drive, Brookfield Wisconsin 53005.

      2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain Building (the "Building"), consisting of an entire two-story office building, approximately 19,376 square feet in size, and the real property upon which the Building is located consisting of approximately
1.508 acres of land in the City of Pleasanton, County of Alameda, State of California, more particularly described on Exhibit A (the "Premises"), attached hereto.

      3. Definitions. The following terms shall have the following meanings in this Lease.

            A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

            B. Building. That certain Building described on Exhibit A located in the City of Pleasanton, State of California, consisting of approximately 19,376 square feet.

            C. CC&R's. Those certain covenants, conditions and restrictions recorded as Instrument No. 85-14396 in the Official Records of Alameda County, California, on January 24, 1985, as amended, incorporated herein by this reference. Tenant hereby acknowledges that it has received and read a copy of the CC&R's.

            D. City. The City of Pleasanton, State of California.

            E. Commencement Date. The Commencement Date of this Lease shall be the first day of the Lease Term determined in accordance with Paragraph 4.A.

            F. County. The County of Alameda, State of California.

            G. HVAC. Heating, ventilating and air conditioning.

            H. Interest Rate. Twelve percent (12%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

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            I. Landlord's Agents. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

            J. Rental. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease.

            K. Outside Area. All areas and facilities within the Property, but outside the Building for the general use and convenience of Tenant, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, and the exterior walls of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

            L. Real Estate Taxes. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Premises or any part thereof or the Rental and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such Rental or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area.

            M. Rent. Annual Rental plus any Additional Rent as defined in paragraph 5.

            N. Sublet. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises.

            O. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of fair market value for Tenant's assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

            P. Tenant's Personal Property. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

            Q. Term. The term of this Lease set forth in Paragraph 4.A., as it may be extended hereunder pursuant to any options to extend granted herein.

      4. Lease Term.

            A. Term. The Term of this Lease shall be for a period of twenty (20) years, and beginning on June 1, 1987, provided that the Building is Substantially Complete, and continuing until May 31, 2007. If the Building is not Substantially Complete at the beginning of the above designated Term, the commencement of the Term shall be extended to the 1st day of the month following Substantial Completion, and the end of the Term shall be correspondingly extended.

            B. Substantial Completion. Substantial Completion shall be defined to mean completion of the Building and all interior improvements set forth in the working drawings therefor, in accordance with the working drawings, excepting only Punch-Lists of Items, which shall include installation of all necessary utilities to the Building (which shall include stubbing of telephone service). Substantial Completion shall be evidenced by, or shall occur on, the date the appropriate municipality signs off, pursuant to a final inspection, on the building permit for the Building.

            C. Cancellation. Tenant shall have the option to terminate the Lease under the following terms and conditions: After the first eighty-four (84) months of the Lease Term have expired, Tenant shall have the following calendar month (time being of the essence) to make an election to terminate the Lease at the end of the ninety-sixth (96th) month. This election must be in writing, a copy of which will be sent to Landlord as well Landlord's mortgagee. Tenant shall be required to pay a cancellation fee equal to one (1) full year's Rent, based on the Rental due and owing under the terms of the Lease, for the twelve
(12) month period prior to the effective date of termination, Rent shall be the total annual Rental as defined in paragraph 3.M. The effective date of termination is at the end of the ninety-sixth (96th) month. The payment of this fee shall not relieve Tenant of its obligation under the terms of the Lease to pay the Rental to the effective date of termination. The election must be personally delivered to, or sent postage prepaid, to one of the managing partners of Landlord at the address of the partnership where the Rental is then being paid and to the office of Landlord's mortgagee. The fee is payable in one lump sum in cash on the last day of the ninety-sixth (96th) month.

      5. Rent.

            A. Base Annual Rental. The Tenant shall pay to Landlord, in lawful money of the United States, a base annual Rental of Two Hundred Seventy Thousand and 00/100 ($270,000.00) Dollars, payable in equal monthly installments of Twenty-two Thousand Five Hundred and 00/100 ($22,500.00) Dollars each, without abatement, deduction, claim, offset, and without prior notice or demand, on the first day of each and every month, in advance. In addition, Tenant shall be obligated to pay as Additional Rent, Real Estate Taxes, repairs and maintenance charges, Outside Area expenses, insurance premiums and such other items as provided herein as Additional Rent, increases in Rent and Interest Rate Adjustment.

            B. Additional Rent. All monies required to be paid by Tenant under this Lease, including, without limitation, Real Estate Taxes pursuant to Paragraph 13., repair and maintenance charges pursuant to Paragraph 15., Outside Area expenses pursuant to Paragraph 15.B., and insurance premiums pursuant to Paragraph 19., shall be deemed Additional Rent.

            C. Increases in Rent. At the end of the twelfth (12th) month of the Term, the base annual Rental shall be adjusted in the amount of the increase in the Consumer Price Index ("CPI") for All Urban Consumers, All Items, for the San Francisco - Oakland Metropolitan Area (1967 = 100). The computation shall be made by multiplying Two Hundred Seventy Thousand and 00/100 ($270,000.00) Dollars by a fraction, the numerator of which shall be the index figure for the month prior to the month in which the adjustment commences and the denominator of which shall be the index figure for the month prior to the month in which this Lease commences. In the event that the Bureau of Labor Statistics shall cease to publish the index, then a similar index by any other branch or department of the United States shall be used. The result of this computation shall then be divided by twelve (12), and commencing the thirteenth (13th) month of this Lease, the adjusted base Rental shall be paid. Annually thereafter, at twelve (12) month intervals, the base annual Rental shall be adjusted in accordance with the adjustment in the CPI or other comparable index. The maximum increase in Rental for any twelve (12) month period shall be five percent (5%). Increases, at the end of each twelve (12) months of the Term of the Lease shall be limited to the amount of the sum of the increase in the CPI during the twelve
(12) month period preceding, plus the amount which the increase in the CPI during any preceding twelve (12) month period exceeded five percent (5%) to the extent the excess has not previously been applied, but in no event, is the increase at the end of any twelve (12) month period to exceed five percent (5%).

            D. Interest Rate Adjustment. In the event that the interest rate required to be paid by Landlord on its underlying first mortgage indebtedness covering the Premises at any time during the term of this Lease exceeds the agreed rate of nine and one-half percent (9 1/2%), the base annual Rental shall be increased by the sum of Five Thousand Two Hundred and 00/100 ($5,200.00) Dollars for each twenty-five (25) basis points of increase in the interest rate over nine and one-half percent (9 1/2%). Such Rental increase shall become effective the month following the effective date of the mortgage rate adjustment. This increased Rental shall be payable in monthly installments. In the event that the base annual Rental is increased at any time during the term of this Lease by virtue of this subparagraph 5.D., should there subsequently be a decrease in the underlying mortgage interest rate, the annual Rental shall correspondingly be decreased, however not to an amount less than that specified as the base annual Rental, plus any CPI adjustments and Additional Rent as set forth in subparagraphs 5.A., B., and C. above. Written evidence of adjustments in the Landlord's mortgage rate, together with the proposed base Rental adjustment, shall be furnished to Tenant within ten (10) days of any effective date of Interest Rate Adjustment by Landlord's mortgagee.

      6. Late Payment Charges. Tenant acknowledges that the late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten (10) days after the due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:          /s/ N.S.                                   /s/ D.P.
                   --------------                             ----------------
                   Landlord                                   Tenant

      7. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof of any extension for any further Term, and in such case, Rent and other monetary sums due hereunder shall be payable in the amount and at the time applicable at the time of expiration and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

      8. Condition of Premises. Within ten (10) days after the commencement date, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a Punch-List of Items needing additional work by Landlord. Other than the items specified in the Punch-List, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. The Punch-List to be prepared by Tenant shall not include any damage to the Premises caused by Tenant's move-in, which damage shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of business or for any other purpose, nor has Landlord or its Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. If Tenant fails to submit a Punch-List to Landlord within such ten (10) day period, it shall be deemed that there are no items needing additional work or repair. Landlord's contractor shall complete all reasonable Punch-List Items, within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such Punch-List Items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within seven (7) days of completion, such items shall be deemed approved by Tenant.

      9. Use of the Premises.

            A. Tenant's Use. Tenant shall use the Premises solely for general office purposes and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord. Tenant agrees that the Premises is subject and this Lease is subordinate to the CC&R's. Tenant acknowledges that it has read the CC&R's and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform and comply with the CC&R's and any modification or amendments thereof, including the payment by Tenant of any Hacienda Business Park Owners' Association dues assessed against the Premises. Tenant shall hold Landlord and its Agents harmless and indemnify Landlord and its Agents against any loss, expenses, damage, attorneys' fees and costs of liability arising out of or in connection with the failure of Tenant to so perform or comply with the CC&R's.

            B. Compliance. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body, now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall continuously and uninterruptedly conduct its business in the Premises during the Term and shall not abandon the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the


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

maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise place any other material of any nature whatsoever outside the Building. In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises.

      10. Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

      11. Alterations. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations not exceeding Ten Thousand and 00/100 ($10,000.00) Dollars in cost, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent and approval shall not be unreasonably withheld. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

            (i) Alterations to the exterior of the Building.

            (ii) Alterations to and penetrations of the roof of the Building;
and

            (iii) Alterations visible from outside the Building, including the Outside Area, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws and the CC&R's, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, at Tenant's expense, remove any or all nonstructural Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of Paragraph 21. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

      12. Surrender of Premises. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior areas cleaned. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 11., and all Tenant's Personal Property and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord.

      13. Real Property Taxes

            A. Real Property Taxes and Assessments. Tenant shall pay and discharge as and when the same become due and prior to delinquency all Real Estate Taxes, which are or may be during the Term hereof, levied, assessed, imposed or charged against the demised premises and any Personal Property owned by the Landlord but used by the Tenant in connection with its use of the Premises and situated thereon, provided, however, that the Tenant during the first calendar year of the original Term of this Lease and the last calendar year of the original Term or the final extension thereof shall be obligated to pay only a prorata portion of said Real Estate Taxes due and payable for such year based upon the part of the year the Tenant occupies the Premises, and shall only be obligated to pay those installments of special assessments which the municipality bills on an installment basis and which installments become due during the Term of this Lease or any extensions thereof. The Tenant shall pay for all of the foregoing Real Estate Taxes upon billing by Landlord regardless of whether or not the land and Building are billed or assessed separately.

      B. Assessments. "Assessments" included within the definition of Real Estate Taxes shall refer to any payment for assessment districts and other funding mechanisms, including, but not limited to, improvement districts, maintenance districts, landscaping and lighting districts, public utility districts, special utility districts, special service zones or districts or any combination thereof (collectively "Assessment Districts") for the construction, alteration, expansion, improvement, completion, repair or services, as required by the City or other governmental entity for construction of certain public improvements ("Public Improvements") which shall benefit the Premises or Hacienda Business Park. The Assessment Districts may include the following:

            (1) Assessment District Number 1983-2, Hacienda Business Park;

            (2) North Pleasanton Improvement District 1982-4, including the portion formed for roadways;

            (3) Assessment District Number 1982-6, North Pleasanton Fire Protection;

            (4) Assessment District 1984-1, Hopyard Road;

            (5) Assessment District Number 1985-1 Chabot Drive Extension/East Amador Relief Sewer/Santa Rita Road;

            (6) North Pleasanton Water System Improvement District No. 1983-3;

            (7) North Pleasanton Improvement District 1982-4 Interchanges;

            (8) An assessment district for the extension of Chabot Drive from Stoneridge Drive to Inglewood Drive;

            (9) An assessment district to provide for extension of street improvements on Stoneridge Drive from West Las Positas Boulevard to the Arroyo Mocho Canal and from the Arroyo Mocho Canal to Santa Rita road; and

            (10) An assessment district to provide for street improvements for Baker Drive from Gibraltar Drive North to the cul-de-sac at the northern border of Hacienda Business Park Phase I.

      C. Tenant's Consent. Tenant hereby consents to the formation of any Assessment District or improvement district formed for maintenance, utility districts, landscaping or lighting districts, special service zones or other improvements in Hacienda Business Park, and Tenant hereby waives the right of notice and protest in with formation and continued existence of the same. Tenant shall execute all documents, including, but not


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

limited to, petitions and formal waivers of notice and protest of formation, evidencing such consent and waiver upon request of Landlord or the City. Tenant shall pay the Real Estate Taxes directly to the County unless directed in writing to the contrary by Landlord.

            D. Payment by Tenant. Tenant shall pay to Landlord as Additional Rent all of the foregoing Real Estate Taxes, any personal property taxes relating to the Premises assessed and billed to Landlord, within ten (10) days of written notice of the amount so due. If Tenant fails to pay these taxes within such time, Tenant shall pay to Landlord any penalty incurred by such late payment.

            E. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises. When possible, Tenant shall cause such Personal Property to be assessed and billed separately from the real or personal property of Landlord. Tenant shall be entirely responsible for Personal Property Taxes billed to it during the Term of the Lease including full taxes for the first and last year of the Term of the Lease.

      14. Utilities and Services. Tenant shall be responsible for and pay promptly all charges for water, gas, electric, sewer, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the act or neglect of Landlord.

      15. Repair and Maintenance.

            A. Building. Without limitation, Tenant shall keep in good order, condition and repair, structural parts of the Building, roof and subflooring, as well as the HVAC system. Tenant shall, at all times at its own expense, clean, keep and repair in good, safe and sanitary order, condition and repair, every part of the Premises which obligation includes, without limitation, all plumbing and sewerage facilities, fixtures, interior walls, floors, ceilings, interior and exterior windows, doors, entrances, plate glass, electrical facilities and equipment, including all lighting fixtures, lamps, fans and any exhaust equipment and systems and any or automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in or about the Premises. Tenant shall also be responsible for all pest control within the Premises.

            B. Outside Area. Tenant shall maintain the Outside Area, lawns and parking lot, including, without limitation, the cost of any policies of insurance covering the Outside Area,


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Hacienda Business Owners' Association dues and the cost of labor, materials, supplies and services used or consumed in operating, maintaining, managing, repairing and replacing the Outside Area, including maintaining and repairing landscaping, sprinkler systems, concrete walkways and paved parking areas, maintaining and repairing property signs and site lighting and all utilities provided to Outside Area.

            C. Waiver. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

            D. Compliance with Governmental Regulations. Tenant shall, at its cost comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant thereto.

      16. Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and costs, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period then Landlord may do so and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

      17. Landlord's Right to Enter the Premises. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Premises ordinary "For Lease" signs and to show the


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    Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

      18. Signs. Landlord shall provide space for Tenant's identification sign on an exterior monument sign in the Outside Area, and Tenant shall have the right, at its expense, to place an identification sign on its door to the Building. All costs of the monument sign shall be paid for by Tenant, as and when billed by Landlord. Tenant shall have no right to maintain Tenant identification signs in any other location in, on or about the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of the Tenant identification sign shall be subject to the Landlord's written approval prior to installation, which shall not be unreasonably withheld, the Design Guidelines established pursuant to the CC&R's, and appropriate municipal or other governmental approvals. The cost of the sign, its installation, maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

      19. Insurance.

            A. Indemnification. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including, without limitation, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or any part thereof and adjacent areas by the Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents. Tenant agrees that the obligations assumed herein shall survive this Lease.

            B. Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant, policies of insurance issued by a responsible carrier, or carriers acceptable to Landlord which afford the following coverages:

            (i) Fire and extended coverage insurance ("All-Risk") upon all improvements upon the Premises in the amount of the full insurable value thereof, with full replacement cost endorsement. Such insurance policy shall name Landlord and Landlord's mortgagee as additional insureds and should include (a) BFU-438, or comparable, lender's loss payable endorsement.

            (ii) Comprehensive general liability insurance in an amount not less than Three Million and 00/l00ths ($3,000,000.00) Dollars combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than Twenty-five Thousand and no/l00ths ($25,000.00) Dollars).

            (iii) "All-Risk" property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of replacement costs, as the same may from time to time increase as a result of inflation or otherwise and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. Such insurance shall also include insurance against loss of rents on an "All-Risk" basis in an amount equal to the monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss.

            (iv) Certificates. Tenant shall deliver to Landlord at least thirty
(30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of such coverage, certificates of insurance evidencing the above coverage with limits of not less than those specified above. The certificates shall expressly provide that the interest of the Landlord therein shall not be affected by any breach of Tenant, of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that not less than thirty (30) days prior written notice shall be given to Landlord in the event of cancellation of the coverages evidenced by such certificates.

            (v) Insurance Requirements. All insurance shall be in a form acceptable to Landlord and shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord. Such reimbursement shall include all sums incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

            (vi) Landlord's Disclaimer. Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord. Landlord and its Agents shall not be liable for interference with the light, air, or any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

      20. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

      21. Damage or Destruction.

            A. Partial Damage - Insured. If the Premises are damaged by any casualty which is covered under the "All-Risk" or fire and extended coverage insurance carried by Tenant, pursuant to Paragraph 19.B.(i), then Landlord shall restore such damage, provided such restoration can be completed within one hundred and twenty (120) days after commencement of the work in the opinion of a registered architect or engineer appointed by Landlord. Landlord shall exercise its best efforts to expedite such construction and restoration and minimize the effects of construction to the extent practical so as not to interfere with Tenant's use of the Premises.

            B. Partial Damage - Uninsured. If the Premises or the Building is substantially damaged by risk not covered by Tenant's insurance required pursuant to paragraph 19.B.(i) or if the restoration cannot be completed within one hundred and twenty (120) days after commencement of work, in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to: (i) repair or restore such damage, this Lease continuing in full force and effect; or (ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of the date to be specified in such notice, which date shall not be less than thirty (30) days nor more than ninety
(90) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice, and the Rental shall be paid to the date of such termination. However, said Rent shall be adjusted and determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square footage which is used or occupied by the Tenant during this Term.

            C. Total Destruction. If the Premises or the Building is totally destroyed or the Premises or Building, as the case may be, cannot be restored as required herein under applicable laws and regulations or due to the presence of hazardous factors such as earthquake faults, chemical waste and similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

            D. Landlord's Obligations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, partitions, railings, floor coverings, office fixtures which are Alterations or Personal Property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

            E. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If Landlord does not elect to so terminate this Lease, the repair of such damage shall be governed by the other provisions of this Paragraph.

            F. Mortgagee Requirements. All repair and restoration obligations in this Paragraph are subject to the requirements of Landlord's mortgagee.

      22. Condemnation. If title to all of the Premises or so much thereof is taken or apportioned for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph. If any part of the Premises or the Building is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy is reduced. If the parties disagree as to suitability of the Premises for Tenant's continued occupancy or the amount of any applicable Rent reduction, the matter shall be resolved by arbitration. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs, or for the loss of its goodwill. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.

      23. Assignment and Subletting.

            A. Landlord's Consent. Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

            B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

            C. Landlord's Alternatives. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions with the proposed Subtenant as set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 23.B.

            D. Executed Counterpart. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.

            E. Exempt Sublets. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, all of Tenant's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord's prior written consent.

      24. Default.

            A. Tenant's Default. A default under this Lease by Tenant shall exist if any of the following events shall occur:

            (i) If Tenant fails to pay Rental or Additional Rent or any other sum required to be paid hereunder when due; provided, however, that Tenant may cure such default at any time prior to a termination of this Lease by Landlord by paying all Rent and other expenses or charges then due together with interest at the Interest Rate from the due date through the date of payment; or

            (ii) If Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within twenty (20) days after written notice from Landlord where such breach could reasonably be cured within the twenty (20) day period; provided, however, that where such failure could not reasonably be cured within the twenty (20) day period, that Tenant shall not be in default if it commences such performance within the twenty (20) day period and diligently thereafter prosecutes the same to completion; or

            (iii) If Tenant assigns its assets for the benefit of its creditors; or

            (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

            (v) If a court shall make or enter any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant, or directly the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days; or

            B. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

            (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease and Landlord shall have the right to collect Rent when due.

            (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's costs and to recover from Tenant as damages:

                  (a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                  (c) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                  (d) Any other amount necessary which is to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                  (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                  The "worth at the time of award" of the amounts referred to in Paragraphs 24.B.(ii)(a) and 24.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth a the time of award" of the amount referred to in Paragraph 24.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

            C. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within twenty (20) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence after such performance within such twenty (20) day period and thereafter diligently prosecute the same to completion. But if Landlord defaults under this Lease, the Tenant will notify by registered or certified mail to any beneficiary of any deed of trust or mortgagee of mortgage covering the Premises, and offer such beneficiary or mortgagee sixty (60) days to cure the default, provided that such beneficiary or mortgagee serves notice on Tenant within the initial twenty (20) day period that it intends to cure the default within such sixty (60) day period.

      25. Subordination. This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to the CC&R's and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease to be prior and superior thereto, within seven (7) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder required to effectuate such subordination to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, if shall be deemed that this Lease is so subordinated. Notwithstanding anything to the contrary set forth in this Paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

      26. Notices. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Paragraph.

      27. Attorneys' Fees. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recovery as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

      28. Estoppel Certificates. Tenant shall within seven (7) days following written request by Landlord execute and deliver to Landlord any documents, including Estoppel Certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as to so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or a purchaser of the Building from Landlord. Tenant's failure to deliver an Estoppel Certificate within seven (7) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance. If Tenant fails to so deliver a requested Estoppel Certificate within the prescribed time it shall be deemed that there exist no defaults under this Lease on the part of Landlord, that the Rent is current and that Tenant has no claims against Landlord.

      29. Transfer of the Building by Landlord. In the event of any conveyance of the Building and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attain to such transferee provided such transferee assumes Landlord's obligations under this Lease.

      30. Landlord's Right to Perform Tenant's Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

      31. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery to be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

      32. Recording. Neither party shall record this Lease nor a short form memorandum thereof.

      33. Modifications for Lender. If, in connection with obtaining financing for the Premises for any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder.

      34. General.

            A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

            B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

            C. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

            D. Separability. If one or more of the provisions contained herein, except for the payment of Rental, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision for this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

            E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

            F. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

            G. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

            H. Waiver. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

            I. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

            J. Exhibits. All exhibits, amendments, riders and addendums attached hereto are hereby incorporated herein and made a part hereof.

      35. Financial Statements. Within one hundred and twenty (120) days after the end of the fiscal year of Tenant, Tenant shall furnish to Landlord financial and operating statements which include a complete financial statement of Tenant including assets and liabilities along with profit and loss and operating statements for the most recently ended fiscal year of Tenant. The foregoing annual financial and operating statements shall be prepared and certified at the expense of Tenant, pursuant to audit, by a firm of independent certified public accountants satisfactory to Landlord. Such financial and operating statements shall be prepared in accordance with generally accepted accounting principles consistently applied. In the event any of said statements are not duly and punctually furnished, or in the event of any other default hereunder, Landlord may require that the same be prepared and certified, pursuant to audit, by a firm of independent certified public accountants satisfactory to Landlord at Tenant's expense; without limiting the foregoing, Landlord shall have the right to audit or cause to be audited the books and records of Tenant at Tenant's expense.

      36. No Merger. There shall be no merger of title if the interests of Landlord in the Premises and Tenant under this Lease are held by one entity.

      37. Mortgagee Protection. If Landlord defaults under this Lease, Tenant will notify, by registered or certified mail, any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should provide necessary to effect a cure.

      THIS LEASE is effective as of the date the last signature necessary to execute the Lease shall have executed this Lease.

                                        TENANT:

Dated Oct 15, 1986                      Payco American Corporation,
                                        A Delaware Corporation


                                        By: /s/ Dennis Punches
                                                ----------------------------
                                                President


                                        LANDLORD:

Dated Oct 15, 1986                      Hacienda Investment Company,
                                        A Wisconsin General Partnership


                                        By: /s/ Neal R. Sparby
                                           -------------------------------------
                                           Authorized Partner

                                        By: /s/ William Kagel
                                           -------------------------------------
                                           Authorized Partner

                                ADDENDUM TO LEASE

      This Addendum to Lease ("Addendum"), made on this 23 day of Nov, l987 by and between Hacienda Investment Company ("Landlord") and Payco American Corporation ("Tenant"),

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into a LEASE dated the 15th day of October, 1986 ("Lease"); and

      WHEREAS, pursuant to Paragraph 4 (Lease Term), possession of the entire Demised Premises was given to Tenant on the 18th day of September, 1987, and not on the commencement date of the Lease,

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to modify the Lease in the following respects:

      1. Paragraph 4 (Lease Term), Section A. (Term) is modified to provide that the twenty (20) year term of the Lease shall begin on October 1, 1987 and continue until September 30, 2007, unless sooner terminated as provided in the Lease (Paragraph 4, Section C. Cancellation).

      2. Except as specifically modified herein, the Lease shall remain in full force and effect. Where the terms of this Addendum conflict with the terms of the Lease, the terms of this Addendum shall control.

      IN WITNESS WHEREOF, the parties have executed this Addendum to Lease in duplicate original on the day and year first above written.

LANDLORD:                           HACIENDA INVESTMENT COMPANY

                                       By: /s/ Neal R. Sparby
                                           -----------------------------
                                           Neal R. Sparby
                                           Authorized Partner


TENANT:                             PAYCO AMERICAN CORPORATION

                                       By: /s/ Joseph G. Krakora
                                           -----------------------------
                                           Joseph G. Krakora
                                           Senior Vice President

                            FIRST AMENDMENT TO LEASE

      This First Amendment to Lease ("Amendment") is an amendment to that Lease dated October 15, l986 (the "Lease") between Hacienda Investment Company, a Wisconsin general partnership ("Landlord") and Payco American Corporation, a Delaware corporation ("Tenant") for those premises consisting of a building (the "Building") to be constructed of approximately nineteen thousand three hundred seventy-six (19,376) square feet upon real property in Pleasanton, California, consisting of approximately one and 508/1000ths (1.508) acres (the "Premises") as more particularly described in EXHIBIT A to the Lease. The defined terms in this Amendment shall have the same meaning as the defined terms in the Lease.

      The parties now agree to amend the Lease as follows:

                                        I

      The term "Property" in the second line of Paragraph 3.K on page 2 shall be deleted and in its place shall be inserted the word "Premises."

                                       II

      The reference to the Assessment District set forth in Paragraph 13.B(3) on page 9 shall be deleted and the following shall be substituted in its place, "Assessment District No. 1986-4, North Pleasanton Fire Protection Refunding District."

                                       III

      The last sentence of Paragraph 13.C on page 10 which reads as follows, "Tenant shall pay the Real Estate Taxes directly to the County unless directed in writing to the contrary by Landlord." shall be deleted.

                                       IV

      The last sentence of Paragraph 24.C which begins on page 19 shall be deleted. The sentence reads as follows:


      But if Landlord defaults under this Lease, the Tenant will notify by registered or certified mail to (sic) any beneficiary of any deed of trust or mortgagee of mortgage covering the Premises, and offer such beneficiary or mortgagee sixty (60) days to cure the default, provided that such beneficiary of mortgagee serves notice on Tenant within the initial twenty
      (20) day period that it intends to cure the default within such sixty (60) day period.

                                        V

      The following paragraph shall be added to the Lease:

            38. Covenants Running with the Land. Tenant acknowledges that the Grant Deed and Rider to Grant Deed under which Landlord was granted title to the Premises contained certain covenants running with the land. Tenant acknowledges receipt of a copy of the Rider to Grant Deed and agrees to observe and perform Landlord's covenants and be subject to the enforcement provisions in the Grant Deed and the Rider thereto.

      Except as amended herein, the Lease remains in full force and effect. This Amendment has been executed this 19 day of December, 1986.

LANDLORD:                                TENANT:

Hacienda Investment Company,             Payco American Corporation,
a Wisconsin general partnership          a Delaware corporation

By /s/ Neal R. Sparby
  ----------------------------           By /s/ Dennis Punches
  Authorized Partner                       ----------------------------
                                           President

By____________________________
  Authorized Partner                     /s/ Joseph Treleven
                                         ------------------------------
                                           Secretary

                       SECOND AMENDMENT TO LEASE AGREEMENT
                                 BY AND BETWEEN
                           HACIENDA INVESTMENT COMPANY
                                AS LANDLORD, AND
                           PAYCO AMERICAN CORPORATION
                                    AS TENANT

      THIS SECOND AMENDMENT TO LEASE AGREEMENT, by and between Hacienda Investment Company, a Wisconsin General Partnership ("Landlord") and Payco American Corporation ("Tenant") executed and to become effective on this 8th day of March, 1995.

      WHEREAS, Hacienda Investment Company, as Landlord, and Payco American Corporation, as Tenant, have heretofore entered into that certain Office Building Lease Agreement, dated October 15, 1986 and Amended November 23, 1987, under and pursuant to the terms of which Tenant has leased certain office space ("Premises"), which is located at 5933 Coronado Lane, in Pleasanton, Alameda County, California, as more particularly described in the Lease;

      WHEREAS, Landlord and Tenant desire to amend the Lease in order to evidence their agreements with respect to the following:

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, the parties hereby covenant and agree that the Lease is amended as follows:

      Cancellation. The option to terminate shall be removed in its entirety.

      Base Rent. Base Rent for the Period commencing June 1, 1995, shall be $13.94 per rentable square foot or $22,508.45 per month ($270,101.44 per annum).

      Increases in Rent. Commencing September 30, 1996 adjustments in Base Rent shall be determined by percentage of increase in Consumer Price Index ("CPI') for All Urban Consumers, All Items, for United States City (1982-1984=100). The numerator of the calculation shall be the index figure for the month prior to the month in which the adjustment commences and the denominator of which shall be the index figure for May of 1995.

      Tenant Improvement/Capital Allowance. Landlord shall provide an allowance not to exceed $50,000 for Improvements to the premises. Invoices for work completed must be provided with verification that work have been completed in an acceptable manner.


                              LANDLORD:

                              Hacienda Investment Company,
                              a Wisconsin General Partnership

                              By: /s/ Neal R. Sparby
                                 ---------------------------------
                                  Managing Partner

                              TENANT:

                              Payco American Corporation

                              By: /s/ William Kagel
                                 ---------------------------------
                                  Senior Vice President